Exhibit 99.g(i)(d)

CUSTODIAN CONTRACT

BETWEEN

THE GUARDIAN CASH FUND, INC.

AND

STATE STREET BANK AND TRUST COMPANY

TABLE OF CONTENTS

1.	EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT		1

2.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN		1
	2.1.	Holding Securities	1
	2.2.	Delivery of Securities	1
	2.3.	Registration of Securities	3
	2.4.	Bank Accounts	3
	2.5.	Payments for Shares	3
	2.6.	Investment and Availability of Federal Funds	3
	2.7.	Collection of Income	4
	2.8.	Payment of Fund Moneys	4
	2.9.	Liability for Payment in Advance of Receipt of Securities Purchased	5
	2.10.	Payments for Repurchases or Redemptions of Shares of the Fund	5
	2.11.	Appointment of Agents	5
	2.12.	Deposit of Fund Assets in Securities Systems	6
	2.13.	Ownership Certificates for Tax Purposes	7
	2.14.	Proxies	7
	2.15.	Communications Relating to Fund Portfolio Securities	7
	2.16.	Proper Instructions	7
	2.17.	Actions Permitted without Express Authority	8
	2.18.	Evidence of Authority	8

3.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME		8

4.	RECORDS		8

5.	OPINION OF FUND’S INDEPENDENT ACCOUNTANT		9

6.	REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS		9

7.	COMPENSATION OF CUSTODIAN		9

8.	RESPONSIBILITY OF CUSTODIAN		9

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9.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT	10

10.	SUCCESSOR CUSTODIAN	10

11.	INTERPRETIVE AND ADDITIONAL PROVISIONS	11

12.	MASSACHUSETTS LAW TO APPLY	11

13.	PRIOR CONTRACTS	12

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CUSTODIAN CONTRACT

This Contract between The Guardian Cash Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 201 Park Avenue South, New York, New York 10003 hereinafter called the “Fund”, and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the “Custodian”,

WITNESSETH:  That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.             Employment of Custodian and Property to be Held by It

The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $.10 par value, (“Shares”) of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

Upon receipt of “Proper Instructions” (within the meaning of Section 2.16), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.             Duties of the Custodian with Respect to Property of the Fund Held By the Custodian

2.1.                              Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as “Securities System”.

2.2.                              Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)                                      Upon sale of such securities for the account of the Fund and receipt of payment therefor;

2)                                      Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

3)                                      In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

4)                                      To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

5)                                      To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)                                      To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)                                      To the broker selling the same for examination in accordance with the “street delivery” custom;

8)                                      For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)                                      In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)                                For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

11)                                For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

12)                                Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund’s currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

13)                                For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

2.3.                              Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in “street name” or other good delivery form.

2.4.                              Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5.                              Payments for Shares. The Custodian shall receive from the distributor for the Fund’s Shares or from the Transfer Agent of the Fund and deposit into the Fund’s account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

2.6.                              Investment and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

1)                                      invest in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund; and

2)                                      make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund’s account.

2.7.                              Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

2.8.                              Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

1)                                      Upon the purchase of securities for the account of the Fund but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

2)                                      In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

3)                                      For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;

4)                                      For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the

Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)                                      For the payment of any dividends declared pursuant to the governing documents of the Fund;

6)                                      For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9.                              Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

2.10.                        Payments for Repurchases or Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

2.11.                        Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the

Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12.                        Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as “Securities System” in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

1)                                      The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2)                                      The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

3)                                      The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of the Fund.

4)                                      The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

5)                                      The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9 hereof;

6)                                      Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the

Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.13.                        Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

2.14.                        Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15.                        Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.16.                        Proper Instructions. Proper Instructions as used throughout this Article 2 means a writing signed or initialled by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund’s assets.

2.17.                        Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

1)                                      make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

2)                                      surrender securities in temporary form for securities in definitive form;

3)                                      endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)                                      in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

2.18.                        Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3.             Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund’s currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund’s currently effective prospectus.

4.             Records

The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

5.             Opinion of Fund’s Independent Accountant

The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1, and Form N-1R or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.             Reports to Fund by Independent Public Accountants

The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

7.             Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

8.             Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund.

If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

9.             Effective Period, Termination and Amendment

This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.           Successor Custodian

If a successor custodian shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund’s securities held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund’s securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.           Interpretive and Additional Provisions

In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.           Massachusetts Law to Apply

This Contact shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

13.                                 Prior Contracts

This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund’s assets.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 24th day of May, 1983.

SEAL
ATTEST	THE GUARDIAN CASH FUND, INC.

/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Controller		Secretary

SEAL	STATE STREET BANK AND TRUST COMPANY
ATTEST

/s/ [ILLEGIBLE]	By	/s/ [ILLEGIBLE]
Assistant Secretary		Vice President

AMENDMENT TO CUSTODIAN CONTRACT

AGREEMENT made this 25th day of March, 1987 by and between THE GUARDIAN CASH FUND (the “Fund”) and STATE STREET BANK AND TRUST COMPANY (the “Custodian”);

WHEREAS, the Fund and the Custodian have entered into a Custodian Contract dated May 24, 1983 (the “Custodian Contract”) pursuant to which the Custodian was appointed custodian of the Fund’s assets;

WHEREAS, the Fund and State Street desire to amend the Custodian Contract to comply with certain regulatory requirements of the California Insurance Department;

NOW, THEREFORE, in consideration of the mutual agreements contained in the Custodian Contract and herein, the Fund and State Street hereby agree as follows:

1.  The Custodian Contract shall be amended in the following respects:

a.                                       The following sentence shall be added as the last sentence in Article 1:

“Notwithstanding any provision contained herein to the contrary, the Fund retains the ultimate responsibility and authority for direction and control for the services provided pursuant to this Contract.”

b.                                      The existing Section 2.1 shall be renumbered as Section 2.1(a) and the following subsections shall be inserted thereafter.

“(b)               The Custodian shall be strictly liable for all losses to the property of the Fund held by the Custodian due to fire, burglary, robbery, theft, and mysterious disappearance, whether such a loss occurred while the property was in the possession of the Custodian or any nominee or depository of the Custodian at the time of loss.

(c)                      The Custodian shall be liable for losses resulting from any cause or causes other than those specified in Section 2.1(b) above unless the Custodian itself can establish that the loss was not due to any dishonesty, negligence or misconduct by its officers, employees or agents (including any nominee or depository of the Custodian).

(d)                     In the event of loss, damage or injury to the securities held on deposit for the Fund with the Custodian or its nominee or depository, the Custodian shall promptly, upon demand of the Fund, cause such securities to be replaced by securities of like kind and quality, together with all rights and privileges pertaining thereto, or, if acceptable to the Fund, remit cash equal to the fair market value of said securities. (Fair market value shall be determined as of the date such securities suffered the loss, damage or injury.)

(e)                      Notwithstanding the provisions of Sections 2.1(a), (b), (c) and (d) above, the Custodian shall not be liable for any loss, damage or injury resulting from nuclear contamination (other than by industrial use of nuclear energy), expropriation by government order, war, insurrection or revolution.”

c.                                       The following sentence shall be added as the last sentence of Section 2.7:

“In connection with collection or notices respecting securities of foreign issue, the Custodian shall not be absolved of responsibilities if the failure or delay in effecting collection or giving notice is due to the negligence or misconduct of the Custodian.”

d.                                      The existing subsection (1) of Section 2.17 shall be deleted and subsections (2), (3) and (4) shall be renumbered accordingly.

e.                                       The following language shall be inserted as the end of Article 4:

“The Custodian shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Contract, present or future, any information, reports, or other materials which any such body by reason of this Contract may request or require pursuant to applicable laws and regulations. The Custodian shall not disclose or use any record it has prepared by reason of this Contract in any manner except as expressly authorized herein or directed by the Fund and shall keep confidential any information obtained by reason of this Contract.”

f.                                         The following language shall be inserted at the end of Article 7:

“The Custodian shall not charge the custodied assets of the Fund or withhold delivery of any such asset, in full or in part, for the Custodian’s compensation or expenses, it being understood that the Fund will make timely payment of all compensation due to the Custodian. To secure any advances of cash or securities made by the Custodian to or for the benefit of the Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Fund hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, the specific securities to be designated in writing from time to time by the Fund or its investment adviser. Should the Fund fail to make such designation, the Fund hereby agrees that the Custodian shall have a security interest in all securities or other property purchased with the advances by the Custodian, which securities or property shall be deemed to be pledged to the Custodian, and the written instructions of the Fund instructing their purchase shall be considered the requisite description and designation of the property so pledged for purposes of the requirements of the Uniform Commercial Code. Should the Fund fail to repay promptly any such advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.”

g.                                      The clause “Except as otherwise provided in Article 2” shall be inserted at the beginning of tie second sentence of Article 8.

h.                                      The following language shall be inserted following Article 12 as a new Article 13 and the existing Article 13 shall be renumbered Article 14:

“13. Except as otherwise specifically provided in this Contract, the rights, obligations, and interests of the Fund and the Custodian under this Contract shall not be assignable in whole or in part.”

2.                                       Except as expressly modified and amended herein, the Custodian Contract shall remain in Full force and effect.

THE GUARDIAN CASH FUND

By:	/s/ John M. Smith

STATE STREET BANK AND TRUST COMPANY

By:	/s/[ILLEGIBLE]
Vice President

[LETTERHEAD OF THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.]

March 25, 1987

State Street Bank and Trust Company

P.O. Box 351

Boston, Massachusetts 02101

Re:                               Amendments to Custodian Contracts - The Guardian Bond Fund The Guardian Cash Fund The Guardian Stock Fund

Gentlemen:

In connection with the execution of Amendments dated March 25, 1987 to the Custodian Contract between State Street Bank and Trust Company (the “Bank”) and each of the above-referenced funds (referred to herein individually as “Fund”), The Guardian Insurance & Annuity Company, Inc. (“GIAC”) hereby confirms to the Bank that certain state insurance laws and regulations to which the Fund is subject, by virtue of being an investment vehicle for variable life insurance policies issued by GIAC, prohibit the Fund from agreeing to any rights of set-off for any reason with another party with respect to any of the Fund’s assets which may be held in custody by the other party. Accordingly, it is GIAC’s opinion that the Fund is legally prohibited from permitting the Bank to use Fund assets (which are held by the Bank in its capacity as custodian) as a set-off against any amounts otherwise due the Bank on account of cash or securities which the Bank advances to the Fund or for any liabilities (including, but not limited to, any taxes, expenses, assessments, claims or charges) incurred by the Bank on behalf of the Fund in connection with the above-referenced Custodian Contract and Amendments. Should the Bank incur any such liabilities on behalf of the Fund, GIAC hereby agrees to reimburse the Bank promptly for such amounts provided neither the Bank nor any nominee or depository of the Bank has acted negligently or negligently failed to act or engaged in willful misconduct in connection with any such liability.

Very truly yours,

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By	/s/ John M. Smith
John M. Smith
Executive Vice President

AMENDMENT TO THE CUSTODIAN CONTRACT

AGREEMENT made this 11th day of July 1989 by and between STATE STREET BANK AND TRUST COMPANY (“Custodian”) and THE GUARDIAN CASH FUND, INC. (the “Fund”).

WITNESSETH THAT:

WHEREAS, the Custodian and the Fund are parties to a Custodian Contract dated April 4, 1983 (as amended to date, the “Contract”) which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund:

NOW THEREFORE, the Custodian and the Fund hereby amend the terms of the Custodian Contract and mutually agree to the following:

Replace subsection 7) of Section 2.2 Delivery of Securities with the following new subsection 7):

7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST	THE GUARDIAN BOND CASH, INC.

/s/ [ILLEGIBLE]	/s/ John M. Smith
Vice President

ATTEST	STATE STREET BANK AND TRUST COMPANY

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

Assistant Secretary	Vice President

SCHEDULE A

17f-5 APPROVAL

The Board of Directors of The Guardian Cash Fund, Inc. has approved certain foreign banking institutions and foreign securities depositories within State Street’s Global Custody Network for use as subcustodians for the Fund’s securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund’s Authorized Officer:

Fund Officer Initials	Country	Subcustodian	Central Depository

	Argentina	Citibank, N.A.	Caja de Valores S.A.
	Australia	Westpac Banking Corporation	Austraclear Limited;
and			Reserve Bank Information
Transfer System (RITS)
	Austria	GiroCredit Bank Aktiengesellschaft der Sparkassen	Oesterreichische Kontrollbank AG
	Bangladesh	Standard Chartered Bank	None
	Belgium	Generale Bank	Caisse Interprofessionnelle
de Depots et de Virements
de Titres S.A. (CIK);
Banque Nationale de Belgique
	Brazil	Citibank, N.A.	Bolsa de Valores de Sao Paulo
(Bovespa);
Banco Central do Brasil, Systema Especial de Liquidacao
E Custodia (SELIC)
	Canada	Canada Trustco Mortage Company	The Canadian Depository for Securities Limited (CDS)
	Chile	Citibank, N.A.	None
	China	The Hongkong and	Shanghai Securities Central
		Shanghai Banking Corporation Limited	Clearing and Registration Corporation (SSCCRC);
Shenzhen Securities Registrars Co., Ltd. and its designated agent banks

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	None
Cyprus	Barclays Bank PLC	None
Denmark	Den Danske Bank	Vaerdipapircencralen — The Danish Securities Center (VP)
Finland	Kansallis-Osake-Pankki	The Central Share Register of Finland
France	Banque Paribas	Societe Interprofessionnalle pour la Compensation des Valeurs Mobilieres (SICOVAM);
Banque de France, Saturne System
Germany	Berliner Handels	The Deutscher Kassenverein AG und Frankfurter Bank
Greece	National Bank of Greece S.A.	The Central Depository (Apothetirio Titlon A.E.)
Hong Kong	Standard Chartered Bank	The Central Clearing and Settlement System (CCASS)
Hungary	Citibank Budapest Rt.	None
India	The Hong Kong and Shanghia Banking Corporation Limited	None
Indonesia	Standard Chartered Bank	None
Ireland	Bank of Ireland	None
The Central Bank of Ireland, The Gilt Settlement Office (GSO)
Israel	Bank Hapoalim B.M.	The Clearing House of the Tel Aviv Stock Exchange
Italy	Morgan Guaranty Trust Company	Monte Titoli S.p.A;
Bana d’Italia
Japan	Sumitomo Trust & Banking co., Ltd.	None;
Bank of Japan Net System
Korea	Bank of Seoul	None
Malaysia	Standard Chartered Bank	None
Mexico	Citibank, N.A.	S.D. INDEVAL, S.A. de C.V.
Netherlands	MeesPierson N.V.	Nederlands Centraal Instituut
voor Giraal Effectenverkeer B.V. (NECIGEF)

	New Zealand	ANZ Banking Group (New Zealand) Limited	None;
The Reserve Bank of New Zealand, Austraclear NZ
	Norway	Christiania Bank og Kreditkasse	Verdipapirsentralen – The Norwegian Registry of Securities (VPS)
	Pakistan	Deutsche Bank AG	None
	Peru	Citibank, N.A.	Caja de Valores (CAVAL)
	Philippines	Standard Chartered Bank	None
	Portugal	Banko Comercial Portugues	Central de Valores Mobiliarios (Central)
	Singapore	The Development Bank of Singapore Ltd.	The Central Depository (Pte) Limited (CDP)
	Spain	Banco Santander, SA.	Servicio de Compensacion y Liquidacion de Valores (SCLV);
Banco de Espana, Anotaciones en Cuenta
	Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	The Central Depository System (Pvt) Limited
	Sweden	Skandinaviska Enskilda Banken	Vardepapperscentralen – The Swedish Securities Register Center (VPC)
	Switzerland	Union Bank of Switzerland	Schweizerische Effekten –Giro AG (SEGA)
	Taiwan	Central Trust of China	The Taiwan Securities Central Depository Company, Ltd. (TSCD)
	Thailand	Standard Chartered Bank	The Share Depsitory Center (SDC)
	Turkey	Citibank, N.A.	None
RTP	United Kingdom	State Street Bank and Trust Company	None;
The Bank of England, The Central Gilts Office (CGO);
The Central Moneymarkets Office (CMO)
	Uruguay	Citibank, N.A.	None
	Venezuela	Citibank, N.A.	None
RTP	Euroclear / State Street London Limited
RTP	Cedel / State Street London Limited

Certified by:

/s/ Richard T. Potter, Jr.
Richard T. Potter, Jr., Counsel	September 15, 1993
Fund’s Authorized Officer	Date

STATE STREET CONFIDENTIAL COMMUNICATION

Mutual Fund Services
PO. Box 1713
Boston, MA 02105-1713

September 11, 1998

Mr. Frank J. Jones
President
The Guardian Stock Fund, Inc.
The Guardian Bond Fund, Inc.
The Guardian Cash Fund, Inc.
The Park Avenue Portfolio
201 Park Avenue South
New York, New York  10003

Mr. John M. Smith
President
GIAC Funds, Inc.
201 Park Avenue South
New York, New York  10003

Re:              Delegation to State Street Bank and Trust Company pursuant to revised rule 17f-5 promulgated under the Investment Company Act of 1940, as amended (“Rule 17f-5”)

Dear Messrs. Jones and Smith:

Pursuant to the terms set forth in the Amendments to Custodian Contracts (the “Amendments”) between State Street Bank and Trust Company (the “Custodian”) and each fund named above, the Custodian has agreed to accept delegated responsibility as Foreign Custody Manager (as such term is described in Rule 17f-5) of each fund. The Custodian is in the process of reconsidering certain of the terms upon which it has agreed to accept such delegation. If at any time prior to termination of the Amendments the Custodian, as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms that are materially different from those set forth in the Amendments, the Custodian hereby agrees to promptly inform each fund of such event and to negotiate with each fund in good faith with respect thereto, and agrees to revise the Amendments consistent with the Custodian’s then-current standard form of contract provisions with respect to Rule 17f-5.

Very truly yours,

/s/ Ronald E. Logue
Ronald E. Logue
Executive Vice President

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of September 22, 1998 by and between The Guardian Cash Fund, Inc. (the “Fund”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of May 24, 1983 (as amended and in effect from time to time, the “Contract”); and

WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

The Amendment to the Custodian Contract pertaining to foreign custody dated as of April 6, 1992 is hereby deleted.

Articles 3 through 13 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 15, respectively.

New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

The Custodian as Foreign Custody Manager.

Definitions.

Capitalized terms in this Article 3 shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including without limitation a majority-owned, direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(2) of Rule 17f-5.

“Mandatory Securities Depository” means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

Delegation to the Custodian as Foreign Custody Manager.

The Fund, by resolution adopted by its Board of Directors (the `Board”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of the Fund.

Countries Covered.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Fund, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

Scope of Delegated Responsibilities.

Selection of Eligible Foreign Custodians.

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

Contracts With Eligible Foreign Custodians.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

Monitoring.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

Guidelines for the Exercise of Delegated Authority.

The Fund and the Custodian each expressly acknowledge (i) that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories; and (ii) the Custodian shall not be delegated and does not accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

Standard of Care as Foreign Custody Manager of the Fund.

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

Reporting Requirements.

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Article 3 reasonably promptly after the occurrence of the material change.

Representations with Respect to Rule 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

Effective Date and Termination of the Custodian as Foreign Custody Manager.

The Board’s delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice except that the Fund may terminate delegation immediately in the event that the Foreign Custody Manager no longer meets the definition of a U.S. Bank set forth in Rule 17f-5(a)(7). The provisions of Section 33 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

Duties of the Custodian with Respect to Property of the Fund Held Outside the United States.

Definitions.

Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

“Institutional Clients” means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

Holding Securities.

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

Foreign Securities Systems.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

Transactions in Foreign Custody Account.

Delivery of Foreign Assets.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

upon the sale of such Foreign Assets for the Fund in accordance with commercially reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

in connection with any repurchase agreement related to foreign securities;

to the depository agent in connection with tender or other similar offers for Foreign Assets of the Fund;

to the issuer thereof or its agent when such Foreign Assets are called, redeemed, retired or otherwise become payable;

to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom generally accepted by Institutional Clients; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary, securities for definitive securities;

for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

in connection with the lending of Foreign Assets; and

for any other proper purpose, but only upon receipt of Proper Instructions specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall be made.

Payment of Fund Monies.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Fund in the following cases only:

upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

in connection with the conversion, exchange or surrender of Foreign Assets of the Fund;

for the payment of any expense or liability of the Fund including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

in connection with the borrowing or lending of foreign securities; and

for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

Market Conditions: Market Information.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

Registration of Foreign Securities.

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

Bank Accounts.

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

Collection of Income.

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

Shareholder Rights.

With respect to the foreign securities held under this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

Communications Relating to Foreign Securities.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

Liability of Foreign Sub-Custodians and Foreign Securities Systems.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian’s performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the or the Custodian as custodian by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

Liability of Custodian.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the “prevailing country risk” of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

/s/ Marc L. Parsons	By:	/s/ Ronald E. Logue
	Name:	Ronald E. Logue
Marc L. Parsons	Title:	Executive Vice President
Associate Counsel

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

/s/ Lori E. Bostrom	By:	/s/ Frank J. Jones
	Name:	Frank J. Jones
Lori E. Bostrom	Title:	President
Title: Counsel, Guardian Life

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Argentina	Citibank, N.A.	—

Australia	Westpac Banking Corporation	—

Austria	Erste Bank der Oesterreichischen Sparkassen AG	—

Bahrain	British Bank of the Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)	—

Bangladesh	Standard Chartered Bank	—

Belgium	Generale de Banque	—

Bermuda	The Bank of Bermuda Limited	—

Bolivia	Banco Boliviano Americano S.A.	—

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.	—

Canada	Canada Trustco Mortgage Company	—

Chile	Citibank, N.A.	—

People’s Republic of China	The Hong Kong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches	—

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	—

Croatia	Privredna Banka Zagreb d.d.	—

Cyprus	Barclays Bank Plc. Cyprus Offshore Banking Unit	—

Country	Subcustodian	Non-Mandatory Depositories
Czech Republic	Ceskoslovenska Obehodni	—

Denmark	Den Danske Bank	—

Ecuador	Citibank, N.A.	—

Egypt	National Bank of Egypt	—

Estonia	Hansabank	—

Finland	Merita Bank Limited	—

France	Banque Paribas	—

Germany	Dresdner Bank AG	—

Ghana	Barclays Bank of Ghana Limited	—

Greece	National Bank of Greece S.A.	The Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Hong Kong	Standard Chartered Bank	—

Hungary	Citibank Budapest Rt.	—

Iceland	Icebank Ltd.	—

India	Deutsche Bank AG	—

The Hong Kong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank	—

Ireland	Bank of Ireland	—

Israel	Bank Hapoalim B.M.	—

Italy	Banque Paribas	—

Country	Subcustodian	Non-Mandatory Depositories
Ivory Coast	Societe Generale de Banques en Cote d’Ivoire	—

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.	—

Japan	The Daiwa Bank, Limited	Japan Securities Depository Center

The Fuji Bank, Limited

Jordan	British Bank of the Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)	—

Kenya	Barclays Bank of Kenya Limited	—

Republic of Korea	The Hong Kong and Shanghai Banking Corporation Limited	—

Latvia	JSC Hansabank-Latvija	—

Lebanon	British Bank of the Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)	—

Lithuania	Vilnias Bankas AB	—

Malaysia	Standard Chartered Bank Malaysia Berhad	—

Mauritius	The Hong Kong and Shanghai Banking Corporation Limited	—

Mexico	Citibank Mexico, S.A.	—

Morocco	Banque Commerciale de Maroc	—

Nambia	(via) Standard Bank of South Africa	—

Country	Subcustodian	Non-Mandatory Depositories
The Netherlands	MeesPierson N.V.	—

New Zealand	ANZ Banking Group (New Zealand) Limited	—

Norway	Christiania Bank og Kreditkasse	—

Oman	British Bank of the Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)	—

Pakistan	Deutsche Bank AG	—

Peru	Citibank, N.A.	—

Philippines	Standard Chartered Bank	—

Poland	Citibank (Poland) S.A. Bank Polska Kasa Opieki S.A.

Portugal	Banco Comercial Portuguels	—

Romania	ING Bank N.V.	—

Russia	Credit Suisse First Boston AO, Moscow (as delegate of Credit Suisse First Boston, Zurich)	—

Singapore	The Development Bank of Singapore Limited	—

Slovak Republic	Ceskoslovenska Obchodna Banka, A.S.	—

Slovenia	Banka Creditanstalt d.d.	—

South Africa	Standard Bank of South Africa Limited	—

Spain	Banco Santander, S.A.	—

Country	Subcustodian	Non-Mandatory Depositories
Sri Lanka	The Hong Kong and Shanghai Banking Corporation Limited	—

Swaziland	Standard Bank Swaziland Limited	—

Sweden	Skandinaviska Enskilda Banken	—

Switzerland	UBS AG	—

Taiwan – R.O.C.	Central Trust of China	—

Thailand	Standard Chartered Bank	—

Trinidad & Tobago	Republic Bank Limited	—

Tunisia	Banque Internationale Arabe de Tunisie	—

Turkey	Citibank, N.A. Ottoman Bank	—

Ukraine	ING Bank, Ukrane	—

United Kingdom	State Street Bank and Trust Company, London Branch	—

Uruguay	Citibank, N.A.	—

Venezuela	Citibank, N.A.	—

Zambia	Barclays Bank of Zambia Limited	—

Zimbabwe	Barclays Bank of Zimbabwe Limited	—

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cede) Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY DEPOSITORIES

Country	Mandatory Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de Depot et de Virement de Titre S.A.

Banque Nationale de Belgique

Brazil	Companhia Brasilerira de Liquidacao e Custodia (CBLC)

Bolsa de Valores de Rio de Janiero All SBB clients presently use CBLC

Central de Custodia e de Liquidacao Financeira de Titulos

Banco Centrald do Brasil, Sistema Especial de Liquidacao de Custodia

Bulgaria	Central Depository AD

Bulgarian National Bank

Canada	The Canadian Depository for Securities Limited

Peoples Republic of China	Shanghai Securities Central Clearing and Registration Corporation

Shenzhen Securities Central Clearing Co., Ltd.

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

Country	Mandatory Depositories

Croatia	Ministry of Finance

National Bank of Croatia

Czech Republic	Stredisko cennych papiru

Czech National Bank

Denmark	Vaerdiopapircentralen (the Danish Securities Center)

Egypt	Misr Company for Clearing, Settlement, and Central Depository

Estonia	Eesti Vaartpaberite Keskdepositoorium

Finland	The Finish Central Securities Depository

France	Soeiete Interprofessionnelle pour la Compensation des Valeurs Mobilieres (SICOVAM)

Germany	Deutsche Borse Clearing AG

Greece	The Central Securities Depository (Apothetirion Titlon AE)

Hong Kong	The Central Clearing and Settlement System

Central Money Markets Unit

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

Country	Mandatory Depositories

Hungary	The Central Depository and Clearing House (Budapest) Ltd. (KELER) [Mandatory for Gov’t Bonds only; SSB does not use for other securities]

India	The National Securities Depository Limited

Indonesia	Bank Indonesia

Ireland	Central Bank of Ireland Securities Settlement Office

Israel	The Tel Aviv Stock Exchange Clearing House Ltd.

Bank of Israel

Italy	Monte Titoli S.p.A.

Banca d’Italia

Jamaica	The Jamaican Central Securities Depository

Japan	Bank of Japan Net System

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository Corporation

Latvia	The Latvian Central Depository

Lebanon	The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.

The Central Bank of Lebanon

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

Country	Mandatory Depositories

Lithuania	The Central Securities Depository of Lithuania

Malaysia	The Malaysian Central Depository Sdn. Blvd.

Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius	The Central Depository & Settlement Co. Ltd.

Mexico	S.D. INDEVAL, S.A. de C.V. (Instituto para del Deposito de Valores)

Morocco	Maroclear (pending publication of enabling legislation in the Moroccan government Gazette)

The Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF) De Nederlandsche Bank N.V.

New Zealand	New Zealand Central Securities Depository Limited

Norway	Verdipapirsentralen (the Norwegian Registry of Securities)

Oman	Muscat Securities Market

Pakistan	Central Depository Company of Pakistan Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

Country	Mandatory Depositories

Peru	Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines	The Philippines Central Depository, Inc.

The Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland	The National Depository of Securities (krajowy Depozyt Papierow Wartosciowych)

Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliarios (Central)

Romania	National Securities Clearing, Settlement and Depository Co.

Singapore	The Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Stredisko Cennych Papierov

National Bank of Slovakia

Slovenia	Klirinsko Depotma Druzba d.d.

South Africa	The Central Depository Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

Country	Mandatory Depositories

Spain	Servicio de Compensacion y Liquidacion de Valores, S.A.

Banco de Espana Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vardepapperscentralen AB (the Swedish Central Securities Depository)

Switzerland	Schweizerische Effekten – Giro AG

INTERSETTLE

Taiwan – R.O.C.	The Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisa	Societe Tunisienne Interprofessionelle de Compensation et de Depot de Valeurs Mobilieres

Central Bank of Tunisia

Tunisian Treasury

Turkey	Takas ve Saklama Bankasi A.S. (TAKASBANK)

Central Bank of Turkey

Ukraine	The National Bank of Ukraine

United Kingdom	The Bank of England, The Central Filts Office and

The Central Money markets office

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

Country	Mandatory Depositories

Uruguay	Central Bank of Uruguay

Venezuela	Central Bank of Venezuela

Zambia	Lusaka Central Depository Limited

Bank of Zambia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (Frequency)	Brief Description

The Guide to Custody in World Markets	An overview of safekeeping and settlement practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)

Information relating to the operating history and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey (annually)

With respect to each market in which State Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)

Copies of the subcustodian contracts State Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):	Developments of interest to investors in the markets in which State Street Bank and

Trust Company offers custodial services.

Foreign Custody Advisories (as necessary):

With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street’s ability to deliver expected levels of service.

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to Custodian Contract is made as of June 29, 2001 by and between The Guardian Cash Fund, Inc. (the “Fund”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of May 24, 1983 (as amended, modified or supplemented and in effect from time to time, the “Contract”);

WHEREAS, the Fund and the Custodian entered into an Amendment to Custodian Contract dated as of September 22, 1998 (the “1998 Amendment”) to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”) and amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside the United States; and

WHEREAS, the Fund and the Custodian desire to further amend the Contract to reflect further revisions to Rule 17f-5 and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the 1940 Act, and to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside the United States.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

Article 3 and Article 4 of the Contract (as each is more particularly set forth in the 1998 Amendment) are hereby deleted and replaced in their entirety by Article 3 and Article 4, respectively, set forth below.

Provisions Relating to Rules 17f-5 and 17f-7

Definitions. Capitalized terms in this Agreement shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5. 3.2.

The Custodian as Foreign Custody Manager.

Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Directors (the `Board”), hereby delegates to the Custodian, in accordance with and subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Fund, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Forty-five (45) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

Scope of Delegated Responsibilities:

Selection of Eligible Foreign Custodians.  Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all. factors relevant to the safekeeping of such assets including, without limitation, the factors specified in Rule 17f-5(c)(l).

Contracts With Eligible Foreign Custodians.  The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

Monitoring.  In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall, in accordance with Rule 17f-5(c)(3)(i), establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

Guidelines for the Exercise of Delegated Authority.  For purposes of this Contract, the Foreign Custody Manager shall have no responsibility for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board (or at the Board’s delegation(s), the Fund’s duly-authorized investment manager or investment adviser (hereinafter sometimes referred to as the “Adviser”)) an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board (or at the Board’s delegation, the Adviser) of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

Standard of Care as Foreign Custody Manager of the Fund.  In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

Representations with Respect to Rule 17f-5.  The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

Effective Date and Termination of the Custodian as Foreign Custody Manager.  The Board’s delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective forty-five (45) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

Eligible Securities Depositories.

Analysis and Monitoring.  The Custodian shall (a) provide the Fund (or the Adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto (as such Schedule B may be amended by the Custodian from time to time) in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or the Adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

Standard of Care.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

Duties of the Custodian with Respect to Property of the Fund Held Outside the United States.

Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

Holding Securities. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

Transactions in Foreign Custody Account.

Delivery of Foreign Assets.  The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

Upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

In connection with any repurchase agreement related to foreign securities;

To the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the foreign securities of the issuer of such foreign securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

For delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

In connection with the lending of Foreign Assets; and

For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, and naming the person or persons to whom delivery of such securities shall be made.

Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

Upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

In connection with the conversion, exchange or surrender of foreign securities of the Fund;

For the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

For the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

For payment of part or all of the dividends received in respect of securities sold short;

In connection with the borrowing or lending of Foreign Assets; and

For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose of such payment, and naming the person or persons to whom such payment is to be made.

Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures generally acceptable to Institutional Clients in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, the term “Institutional Clients” shall mean U.S. registered investment companies or major U.S. commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

Liability of Custodian.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

/s/ Stephanie L. Poster	By:	/s/ Joseph L. Hooley
	Name:	Joseph L. Hooley,
Stephanie L. Poster	Title:	Executive Vice President
Vice President

Witnessed By:	STATE STREET BANK AND TRUST COMPANY

/s/ Lori E. Bostrom	By:	/s/ Frank J. Jones
	Name:	Frank J. Jones
Lori E. Bostrom	Title:	President
Title: Counsel, Guardian Life

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Osterreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Fortis Bank na-sa

Bermuda	The Bank of Bermuda Limited

Bolivia	Citibank, N.A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank, N.A.

Canada	State Street Trust Company Canada

Chile	BankBoston, N.A.

People’s Republic of China	The Hong Kong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d.

Cyprus	The Cyprus Popular Bank Ltd.

Czech Republic	Ceskoslovenska Obchodni Banka, A.S.

Country	Subcustodian

Denmark	Danske Bank A/S

Ecuador	Citibank, N.A.

Egypt	Egyptian British Bank S.A.E. (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)

Estonia	Hansabank

Finland	Merita Bank Plc.

France	BNP Paribas, S.A.

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Hong Kong	Standard Chartered Bank

Hungary	Citibank Rt.

Iceland	Icebank Ltd.

India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas, Italian Branch

Ivory Coast	Societe Generale de Banques en Cote d’Ivoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Country	Subcustodian

Japan	The Fuji Bank, Limited

The Sumitomo Bank, Limited

Jordan	HSBC Bank Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Citibank Mexico, S.A.

Morocco	Banque Commerciale du Maroc

Namibia	Standard Bank Namibia Limited

Netherlands	Fortis Bank (Nederland) N.V.

New Zealand	ANZ Banking Group (New Zealand) Limited

Nigeria	Stanbic Merchant Bank Nigeria Limited

Country	Subcustodian

Norway	Christiania Bank og Kreditkasse ASA

Oman	HSBC Bank Middle East (as delegate of the Hong Kong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)

Panama	BankBoston, N.A.

Peru	Citibank, N.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Portugues

Qatar	HSBC Bank Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	Credit Suisse First Boston AO - Moscow (as delegate of Credit Suisse First Boston - Zurich)

Singapore	The Development Bank of Singapore Limited

Slovak Republic	Creskoslovenska Obchodnf Banka, A.S.

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Standard Bank of South Africa Limited

Spain	Banco Santander Central Hispano S.A.

Country	Subcustodian

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan – R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, N.A.

Ukraine	ING Bank Ukraine

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hong Kong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de DEpbts et de Virements de Titres, S.A.

Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidacao e Custddia

Sistema Especial de Liquidacao e de Custddia (SELIC)

Central de Custfdia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria	Central Depository AD

Bulgarian National Bank

Canada	Canadian Depository for Securities Limited

Chile	Dep6sito Central de Valores S.A.

People’s Republic of China	Shanghai Securities Central Clearing & Registration Corporation

Shenzhen Securities Central Clearing Co., Ltd.

Country	Depositories

Colombia	Depdsito Centralizado de Valores

Costa Rica	Central de Valores S.A.

Ministry of Finance

National Bank of Croatia

Sreditnja Depozitarna Agencija d.d.

Czech Republic	Stredisko cennych papiru

Czech National Bank

Denmark	Vardipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository

Estoria	Eesti Vaarpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Euclear France

Germany	Clearstream Banking AG. Frankfurt

Greece	Bank of Greece, System for Monitoring Transaction in Securities in Book-Entry Form

Apothetirion Titlon AE – Central Securities Depository

Hong Kong	Central Clearing and Settlement

System

Central Moneymarkets Unit

Country	Depositories

Hungary	Kbzponti Elszamolbhtiz 6s Ertektar (Budapest) Rt. (KELER)

India	National Securities Depository Limited

Central Depository Services India Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Depositaire Central – Banque de Reglement

Jamaica	Jamaica Central Securities Depository

Japan	Japan Securities Depository Center (JASDEC) Bank of Japan Net System

Kazakhstan	Central Depository of Securities

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Country	Depositories

Latvia	Latvian Central Depository

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Banque du Liban

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd.

Bank Negara Malaysia

Scripless Securities Trading and Safekeeping System

Mauritius	Central Depository and Settlement Co. Ltd.

Bank of Mauritius

Mexico	S.D. INDEVAL (Instituto pare el Deposito de Valores)

Morocco	Maroclear

Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand	New Zealand Central Securities Depository Limited

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian

Central Securities Depository)

Country	Depositories

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones, Institution de Compensation y Liquidation de Valores S.A

Philippines	Philippine Central Depository, Inc.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papier6w Wartosciowych SA)

Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliarios

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	National Securities Clearing, Settlement and Depository Company

Bucharest Stock Exchange

Registry Division

National Bank of Romania

Country	Depositories

Singapore	Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Stredisko cennych papierov

National Bank of Slovakia

Slovenia	Klirinsko Depotna Druzba d.d.

South Africa	Central Depository Limited

Share Transactions Totally Electronic (STRATE) Ltd.

Spain	Servicio de Compensaci6n y Liquidaci6n de Valores, S.A.

Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vardepapperscentralen VPC AB (Swedish Central Securities Depository)

Switzerland	Segalntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisia	Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des

Valeurs Mobilibres

Country	Depositories

Turkey	Takas ve Saklama Bankasi A.S. (TAKASBANK)

Central Bank of Turkey

Ukraine	National Bank of Ukraine

United Kingdom	Central Gilts Office and Central Moneymarkets Office

Venezuela	Banco Central de Venezuela

Zambia	LuSE Central Shares Depository Limited

Bank of Zambia

TRANSNATIONAL

Euclear

Clearstream Banking AG

SCHEDULE C

MARKET INFORMATION BRIEF DESCRIPTION

Publication/Type of Information	Brief Description
(scheduled frequency)

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)

Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)

Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)

With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)

Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)

For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)

Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Depositories

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Osterreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Fortis Bank nv-sa

Bermuda	The Bank of Bermuda Limited

Bolivia	Citibank, N.A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Canada	State Street Trust Company Canada

Chile	BankBoston, N.A.

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Country	Depositories

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	The Cyprus Popular Bank Ltd.

Czech Republic	Ceskoslovenska Obchodnf Banka, AS.

Denmark	Danske Bank A/S

Ecuador	Citibank, N.A.

Egypt	Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	Hansabank

Finland	Merita Bank Plc.

France	BNP Paribas, S.A.

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Hong Kong	Standard Chartered Bank

Hungary	Citibank Rt.

Iceland	Icebank Ltd.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Country	Depositories

Indonesia	Standard Chartered Bank

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas, Italian Branch

Ivory Coast	Societe Generale de Banques en Cote d’Ivoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan	The Fuji Bank, Limited

The Sumitomo Bank, Limited

Jordan	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Country	Depositories

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Citibank Mexico, S.A.

Morocco	Banque Commerciale du Maroc

Namibia	Standard Bank Namibia Limited

Netherlands	Fortis Bank (Nederland) N.V.

New Zealand	ANZ Banking Group (New Zealand) Limited

Nigeria	Stanbic Merchant Bank Nigeria Limited

Norway	Christiania Bank og Kreditkasse ASA

Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East (as delegate of The Hong Kong and Shanghai Banking Corporation Limited)

Panama	BankBoston, N.A.

Peru	Citibank, N.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Portugues

Country	Depositories

Qatar	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	Credit Suisse First Boston AO - Moscow (as delegate of Credit Suisse First Boston - Zurich)

Singapore	The Development Bank of Singapore Limited

Slovak Republic	Ceskoslovenska Obchodni Banka, A.S.

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Standard Bank of South Africa Limited

Spain	Banco Santander Central Hispano S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan - R.O.C. Thailand	Central Trust of China

Trinidad & Tobago Tunisia	Republic Bank Limited

Turkey	Citibank, N.A.

Country	Depositories

Ukraine	ING Bank Ukraine

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG (Wertpapiersarnmelbank Division)

Belgium	Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidagao e Custodia

Sistema Especial de Liquidacao e de Custodia (SELIC)

Central de Custodia e de Liquidaclo Financeira de Titulos Privados (CETIP)

Bulgaria	Central Depository AD

Bulgarian National Bank

Canada	Canadian Depository for Securities Limited

Chile	Deposito Central de Valores S.A.

People’s Republic of China	Shanghai Securities Central Clearing & Registration Corporation

Shenzhen Securities Central Clearing Co., Ltd.

Country	Depositories

Colombia	Deposito Centralizado de Valores

Costa Rica	Central de Valores S.A.

Croatia	Ministry of Finance

Shenzhen Securities Central Clearing Co., Ltd.

Sredi§nja Depozitarna Agencija d.d.

Czech Republic	Stredisko cennych papiru

Czech National Bank

Denmark	Vaerdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository

Estonia	Ecsti Vaartpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Apothetirion Titlon AE – Central Securities Depository

Hong Kong	Central Clearing and Settlement System

Central Moneymarkets Unit

Country	Depositories

Hungary	Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

India	National Securities Depository Limited

Central Depository Services India Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Depositaire Central – Banque de Reglement

Jamaica	Jamaica Central Securities Depository

Japan	Japan Securities Depository Center (JASDEC) Bank of Japan Net System

Kazakhstan	Central Depository of Securities

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository 3

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.I.

Country	Depositories

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd.

Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius	Central Depository and Settlement Co. Ltd.

Bank of Mauritius

Mexico	S.D. INDEVAL (Instiuto parap el Deposito de Valores)

Morocco	Maroclear

Netherlands	Netherlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIFEG)

New Zealand	New Zealand Central Securities Depository Limited

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Country	Depositories

Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines	Philippine Central Depository, Inc.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papierbw Wartosciowych SA)

Portugal	Central de Valores Mobiliarios

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	National Securities Clearing, Settlement and Depository Company

Bucharest Stock Exchange Registry Division

National Bank of Romania

Singapore	Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Stredisko cennych papierov

National Bank of Slovakia

Country	Depositories

Slovenia	Klirinsko Depotna Druzba d.d. Central Depository Limited

South Africa	Central Depository Limited

Share Transactions Totally Electronic (STRATE) Ltd.

Spain	Servicio de Compensacion y Liquidacion de Valores, S.A.

Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vardepapperscentralen BPC AB (Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan – R.O.C.	Taiwan Securities Central Depository Company Limited

Thailand	Thailand Securities Depository Company Limited

Tunisia	Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobileres

Turkey	Takas ve Saklama Bankasi A.S. (TAKASBANK)

Central Bank of Turkey

Ukraine	National Bank of Ukraine

Country	Depositories

United Kingdom	Central Gilts Office and Central Moneymarkets Office

Venezuela	Banco Central de Venezuela

Zambia	LuSE Central Shares Depository Limited

Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

SCHEDULE C

MARKET INFORMATION BRIEF DESCRIPTION

Publication/Type of Information	Brief Description
(scheduled frequency)

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)

Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)

Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)

With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)

Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)

For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)

Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment Agreement”) is entered into as of October 9, 2006, between The Guardian Cash Fund, Inc., a Maryland corporation (“Assignor”), and RS Variable Products Trust, a Massachusetts business trust, on behalf of RS Cash Management VIP Series (“Assignee”).

RECITALS

Assignor and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), are parties to a certain Custodian Contract dated May 24, 1983, as amended from time to time (including all addenda thereto and any related Fee Schedules, the “Custodian Agreement”), pursuant to which State Street performs custodial and related services on behalf of each Assignor.

Assignor and Assignee are parties to an Agreement and Plan of Reorganization, dated August 15, 2006 (“Agreement and Plan”), pursuant to which Assignor will transfer all of its assets to Assignee in exchange solely for shares of Assignee and the assumption by Assignee of identified liabilities of Assignor (the “Reorganization”).  In connection with the transactions contemplated by that certain Agreement and Plan, the parties intend for State Street to provide services to the Assignee pursuant to the Custodian Agreement, all on the terms and conditions set forth in this Assignment Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Assignment of Custodian Agreement.  Assignor hereby assigns, conveys, and otherwise transfers to Assignee all of its rights, benefits, title, and interest in, to, and under the Custodian Agreement; provided, however, that this Agreement shall only be effective upon the Closing Date (as defined in the Agreement and Plan) of the applicable Reorganization.

Acceptance and Assumption of Custodian Agreement.  Assignee hereby accepts from Assignor the foregoing assignment of Assignor’s rights, title, and interest in, to and under the Custodian Agreement from Assignor and assumes and agrees to pay, perform, and discharge, from and after the Closing Date, any and all terms, obligations, covenants, conditions and provisions applicable to Assignor under the Custodian Agreement, whenever arising.

Amendments.  No provision of this Assignment Agreement may be amended, modified, or waived except by written agreement duly executed by a duly authorized representative of each of the parties hereto.

Consent.  By its signature below, State Street hereby consents to this assignment and assumption and agrees to be bound by the Custodian Agreement, as assigned, from and after the Closing Date in accordance with the foregoing.

Headings.  The section headings used in this Assignment Agreement are for convenience of reference only and shall not be used or construed to define, interpret, expand, or limit any provision hereof.

Counterparts.  This Assignment Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Facsimile signatures may be relied upon as originals.

Governing Law.  This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws of The Commonwealth of Massachusetts, without giving effect to its conflict of law rules.

Entire Agreement.  This Assignment Agreement, together with the Custodian Agreement and the agreements, documents and instruments executed in connection therewith, represent the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede and cancel any prior oral or written agreement, letter of intent or understanding with respect to such subject matter.

Binding Agreement.  This Assignment Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties.

Miscellaneous.  A copy of the Agreement and Declaration of Trust of RS Variable Products Trust (the “Trust”) is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this Assignment Agreement is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations arising out of this Assignment Agreement are not binding upon the Trustees, officers, or holders of the Trust’s shares individually but are binding only upon the assets and property of the series in question.

[Signature Page to Follow]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption Agreement as of the date first set forth above.

ASSIGNOR:

The Guardian Cash Fund, Inc.

By:	/s/ John H. Walter
Name:	John H. Walter

Title:	Treasurer

ASSIGNEE:

RS Variable Products Trust,

on behalf of RS Cash Management VIP Series

By:	/s/ James E. Klescewski
Name:	James E. Klescewski
Title:	Treasurer

AGREED AND ACKNOWLEDGED:

State Street Bank and Trust Company

By:	/s/ Joseph L. Hooley

Name:	Joseph L. Hooley

Title:	Executive Vice President